Exhibit 11

Coopers                                            Coopers & Lybrand L.L.P.
& Lybrand                                          a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                               ------------------


We consent to the inclusion of our report dated July 21, 1995 appearing in Post-Effective Amendment No. 8 to the Registration Statement (Form N-1A) of Tax Exempt Proceeds Fund, Inc. to be filed with the Securities and Exchange Commission under provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

We also consent to the reference to our firm under the captions, "Financial Highlights" in the prospectus and "Counsel and Accountants" in the Statement of Additional Information.





                                                 /s/ Coopers & Lybrand L.L.P.
                                                     COOPERS & LYBRAND L.L.P.



New York, New York
October 20, 1995


Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member of Coopers & Lybrand International.